Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT (this “Amendment”), dated as of May 1, 2019, to the Credit Agreement dated as of March 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) among Church & Dwight Co., Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Bank of America, N.A., as Lead Administrative Agent (in such capacity, the “Lead Administrative Agent”), a Swing Line Lender and L/C Issuer and Wells Fargo Bank, N.A. as Co-Administrative Agent, Syndication Agent and a Swing Line Lender. Unless otherwise defined herein, capitalized terms that are defined in the Credit Agreement are used herein as defined therein.

WHEREAS, the Borrower has requested that the Credit Agreement be amended (a) to effect an extension of the Maturity Date from March 29, 2023 to March 29, 2024 with respect to 100% of the Commitments and Loans outstanding as of the Amendment Effective Date (as defined below) and (b) to effect certain modifications to the provisions of the Credit Agreement, in each case as set forth herein.

WHEREAS, the Lead Administrative Agent and each Lender party to the Credit Agreement as of the Amendment Effective Date are willing to amend the Credit Agreement on the terms and subject to the conditions hereof.

WHEREAS, this Amendment includes amendments of the Credit Agreement that, in each case, will become effective on the Amendment Effective Date on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendment. Each of the parties hereto agrees that, effective on the Amendment Effective Date, the Credit Agreement shall be amended as follows:

(a) The following definitions are added in the appropriate alphabetical order to Section 1.01 of the Credit Agreement:

“Extension Effective Date” has the meaning specified in Section 2.15(e).

“First Amendment” means the First Amendment, dated as of May 1, 2019, among the Borrower, the Lenders party thereto and the Lead Administrative Agent.

“First Amendment Effective Date” means May 1, 2019.

(b) The following definitions in Section 1.01 of the Credit Agreement shall be amended and restated to read in their entirety as follows:

“Capital Lease” means any lease of property, real, personal or mixed, the obligations of the lessee in respect of which are required in accordance with GAAP to be classified and accounted for as a capital lease or a financing lease on a balance sheet of the lessee; provided, that all leases of any Person that are or would be characterized as operating leases in accordance with GAAP on the Closing Date (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not Capital Leases) for purposes of this Agreement, regardless of any change in GAAP following the Closing Date (or any change in the implementation in GAAP for future periods that are contemplated as of the First Amendment Effective Date) that would otherwise require such leases to be recharacterized as Capital Leases.

“Loan Documents” means this Agreement, the First Amendment, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17 of this Agreement and the Fee Letters.

“Maturity Date” means March 29, 2024; provided that if maturity is extended pursuant to Section 2.15, the “Maturity Date” shall mean such maturity date as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

(c) Section 2.15(e) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

“ (e) Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Maturity Date (each, an “Extending Lender”) and the assigned Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the then current Maturity Date, then, effective as of the effective date of the applicable extension agreement or amendment, in each case, in form and substance reasonably acceptable to the Lead Administrative Agent (each such date, an “Extension Effective Date”), the Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date falling one year after such Extension Effective Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the immediately preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement. ”

(d) Section 2.15(f) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

“ (f) Conditions to Effectiveness of Extensions. As a condition precedent to such extension, the Borrower shall deliver to the Lead Administrative Agent a certificate dated as of the applicable Extension Effective Date signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension and (ii) certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (except to the extent that any representation and warranty is otherwise qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) on and as of such applicable Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists. In addition, on the Maturity Date of each Non-Extending Lender, the Borrowers shall repay in full all Obligations (other than contingent indemnification obligations and Letters of Credit issued by any Non-Extending Lender that constitutes an L/C Issuer that have been Cash Collateralized or as to which other arrangements satisfactory to such Non-Extending Lender have been made), including any Committed Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.05) (which prepayment may, notwithstanding any pro rata borrowing requirements set forth in this Agreement, be effected through a Committed Borrowing funded by the Lenders other than the Non-Extending Lenders) to the extent necessary to keep outstanding Committed Loans ratable with any revised Applicable Percentages of the respective Lenders effective as of such date. ”

(e) Section 7.05 of the Credit Agreement shall be amended by replacing the number “$150,000,000” in the proviso in clause (k) thereof with the number “$250,000,000”.

(f) Section 7.09 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than (x) this Agreement or any other Loan Document and (y) that certain Credit Agreement, dated as of May 1, 2019, by and among Church & Dwight Co., Inc., as borrower, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto, or any loan document related thereto, in each case of this clause (y), as in effect on the date hereof) that limits the ability (a) of any Group Member to make Restricted Payments to the Borrower or any Group Member or to otherwise transfer property to the Borrower or any Group Member or (b) of any Group Member to Guarantee the Indebtedness of the Borrower.

Section 2. Effectiveness. This Amendment (and the amendments to the Credit Agreement pursuant to Section 1 hereof) shall become effective as of the date (the “Amendment Effective Date”) on which each of the following conditions has been satisfied or waived:

(a) the Lead Administrative Agent shall have received, each properly executed by a Responsible Officer of the Borrower, each dated as of the Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the date hereof) and each in form and substance reasonably satisfactory to the Lead Administrative Agent:

(i) executed counterparts of this Amendment;

(ii) Notes executed by the Borrower in favor of each Lender requesting Notes, each of which shall be originals or telecopies (followed promptly by originals);

(iii) such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower as the Lead Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which the Borrower is a party;

(iv) such customary documents and certifications of public officials as the Lead Administrative Agent may reasonably require to evidence that the Borrower is duly organized or formed, and that the Borrower is validly existing and in good standing in its jurisdiction of organization;

(v) a customary opinion of Proskauer Rose LLP, counsel to the Borrower, dated as of the Amendment Effective Date, that is reasonably satisfactory to the Lead Administrative Agent and addressed to the Lead Administrative Agent and each Lender, as applicable; and

(vi) a customary certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Section 4.02(a) of the Credit Agreement have been satisfied; (B) that there has been no event or circumstance except with respect to the Disclosed Matters since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; (C) before and after giving effect to this Amendment, the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects (except to the extent that any representation and warranty is otherwise qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date and (D) no Default exists;

(b) Any fees required to be paid under any fee letters entered into in connection with this Amendment or under the Credit Agreement shall have been paid; and

(c) Unless waived by the Lead Administrative Agent, the Borrower shall have paid all reasonable and documented fees and out-of-pocket charges and disbursements of counsel to the Lead Administrative Agent (directly to such counsel if requested by the Lead Administrative Agent) to the extent payable hereunder and invoiced prior to the date hereof, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings associated with this Amendment (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Lead Administrative Agent).

Section 3. Representations and Warranties. The Borrower hereby represents and warrants to the Lead Administrative Agent and each Lender that:

(a) The Borrower and each other Group Member (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate or organizational power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under this Amendment, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clauses (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

(b) The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of the Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any Law;

(c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by the Borrower of this Amendment;

(d) This Amendment has been duly executed and delivered by the Borrower. This Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditor’s rights generally;

(e) As of the Amendment Effective Date, except with respect to the Disclosed Matters since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect; and

(f) The Borrower is not in default under or with respect to any Contractual Obligation, which default would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation by the Borrower of the transactions contemplated by this Amendment.

SECTION 4. Effect of Amendment.

(a) Except as expressly set forth herein, this Amendment shall not (i) by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or Agents under the Credit Agreement or any other Loan Document and (ii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) From and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 5. Reaffirmation. Notwithstanding the effectiveness of this Amendment and the transactions contemplated hereby, the Borrower acknowledges and agrees that, each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Credit Agreement, as amended hereby).

SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7. Waiver of Right to Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 8. Miscellaneous Provisions. The provisions of Sections 10.03, 10.04, 10.07, 10.10, 10.11, 10.12, 10.14(b), (c) and (d), 10.16, 10.17, 10.18 and 10.21 of the Credit Agreement shall apply with like effect as to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

CHURCH & DWIGHT CO., INC.,

By:	/s/ Richard A. Dierker
Name:	Richard A. Dierker
Title:	EVP and CFO

BANK OF AMERICA, N.A., as Lead Administrative Agent

By:	/s/ Elizabeth Uribe
Name: Elizabeth Uribe
Title: Assistant Vice President

BANK OF AMERICA, N.A., as a Lender

By: /s/ Aron Frey
Name: Aron Frey
Title: Director

SUNTRUST BANK, as a Lender

By: /s/ Johnetta Bush
Name: Johnetta Bush
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Co-Administrative Agent, a Lender and a Swing Line Lender

By: /s/ Joseph Gricco
Name: Joseph Gricco
Title: Vice President

BANK OF MONTREAL, as a Lender

By: /s/ Andrew Berryman
Name: Andrew Berryman
Title: Vice-President

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By: /s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

[For Lenders requiring two signature blocks]

By: /s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION as a Lender

By: /s/ Emily Barker
Name: Emily Barker
Title: Vice President, Senior Credit Manager

THE BANK OF NOVA SCOTIA, as a Lender

By: /s/ Winston Lua
Name: Winston Lua
Title: Director

MUFG Bank, Ltd., as a Lender

By: /s/ Kenneth Austin
Name: Kenneth Austin
Title: Managing Director

CITIZENS BANK, N.A. (as successor by merger to Citizens Bank of Pennsylvania) as a Lender

By: /s/ Pamela Hansen
Name: Pamela Hansen
Title: Senior Vice President